EXHIBIT 99.1

Home BancShares, Inc. Announces 2017 Earnings

CONWAY, Ark., Jan. 18, 2018 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced net income for the year ended December 31, 2017 of $135.1 million.  Diluted earnings per share for the year ended 2017 was $0.89 per share.  For the fourth quarter of 2017, the Company recorded a profit of $23.3 million.  Diluted earnings per share for the fourth quarter of 2017 was $0.13 per share.

In addition to merger expenses and acquisition gain from the 2017 acquisitions, the Company’s annual earnings were significantly impacted by Hurricane Irma and the recently enacted “Tax Cuts and Jobs Act” (the “TCJA”).  Excluding the $36.9 million one-time TCJA charge, $33.4 million of hurricane expense, and $25.7 million of merger expenses associated with the 2017 acquisitions offset by $3.8 million of one-time non-taxable gain on acquisition, 2017 annual after-tax earnings excluding non-fundamental items were $204.8 million, an increase of 15.7% from 2016 annual after-tax earnings excluding non-fundamental items of $177.0 million.

Excluding the $36.9 million one-time TCJA charge, after-tax earnings excluding non-fundamental items for the fourth quarter of 2017 were $60.2 million, an increase of 30.6% from the fourth quarter 2016 after-tax earnings excluding non-fundamental items of $46.1 million.

“Looking back on the last year, we were active in growing and navigating the Company as we crossed over the $10 billion threshold,” said John Allison, Home’s Chairman.  “Home added $3.46 billion in total assets through the completion of three acquisitions and issued $300 million of subordinated debt in an underwritten public offering.  While we experienced challenges through the year that largely impacted our earnings, including Hurricane Irma and the tax reform bill, we achieved milestone earnings excluding non-fundamental items of over $200 million for 2017 and over $60 million for the fourth quarter.  In 2018, we are well-positioned to continue to execute on opportunities to grow our Company with the focus of improving overall shareholder value.”

Tracy French, Centennial Bank President and Chief Executive Officer added, “We have been hard at work in 2017 managing the growth associated with our 2017 acquisitions.  Once we convert the Stonegate core operating systems on February 9, 2018, the Company will be well-positioned to realize the anticipated cost savings, thereby rewarding our shareholders.  Our team is focused on this important task and is working to recognize these enhancements as quickly as possible.”

“Excluding the impact of the tax rate change, we are proud to report outstanding fourth quarter of 2017 earnings of $60.2 million, or $0.35 diluted earnings per share,” said Randy Sims, Home BancShares, Inc. President and Chief Executive Officer.  “The Company was also able to maintain a sub-40 core efficiency ratio, reporting 37.35% for the fourth quarter of 2017, despite adding over $3 billion in assets through its 2017 acquisitions.  With these excellent results, our shareholders can remain confident that our strong metrics will continue to provide them with solid returns.”

Operating Highlights

Accretion yield increased approximately $5.2 million from $7.2 million for the third quarter of 2017 to $12.4 million for fourth quarter of 2017.  Each quarter we perform credit impairment tests on the credit impaired loans acquired in our acquisitions.  During our fourth quarter 2017 impairment testing, several pools were determined to have a projected credit improvement.  This projected credit improvement combined with the added accretion income from the acquisition of Stonegate Bank (“Stonegate”) offset by the expected decline in accretion income from the maturing and reduction of pay-offs in the previously acquired loan portfolios, resulted in a net increase of recognized accretion income when compared to the third quarter of 2017.  The net increase of recognized accretion income when compared to the third quarter of 2017 is primarily due to $5.4 million of accretion income added during the fourth quarter of 2017 as a result of the Stonegate acquisition offset by a slight decline in legacy accretion income during the fourth quarter of 2017.

Net interest margin, on a fully taxable equivalent basis, was 4.47% for the quarter just ended compared to 4.75% for the same quarter in 2016 and compared to 4.40% for the third quarter of 2017.  The net interest margin, excluding accretion yield, decreased when comparing the third quarter of 2017 to the fourth quarter of 2017 at 4.07% and 4.01%, respectively.

During the fourth quarter of 2017, the Company recorded a provision for loan loss of $4.9 million compared to $1.7 million in the fourth quarter of 2016.  The Company was able to reduce fourth quarter 2016 provision for loan losses as a result of a significant loan recovery from a borrower which was charged-off in 2010.  The Company estimates that the fourth quarter 2016 provision for loan losses was reduced by $4.5 million as a result of this loan recovery.  For the fourth quarter of 2017, net charge-offs were $6.3 million compared to net recoveries of $1.9 million for the fourth quarter of 2016.

The Company reported $27.3 million of non-interest income for the fourth quarter of 2017, compared to $23.8 million for the fourth quarter of 2016.  The most important components of the fourth quarter non-interest income were $10.1 million from other service charges and fees, $6.6 million from service charges on deposits accounts, $3.6 million from mortgage lending income, $2.9 million from other income and $1.2 million gain on securities, net.

Non-interest expense for the fourth quarter of 2017 was $63.2 million compared to $47.5 million for the fourth quarter of 2016, an increase of $15.7 million.  This increase is primarily the result of an increase in the costs associated with asset growth from the three acquisitions during 2017 combined with approximately $723,000 of growth in quarterly non-interest expense related to the Centennial Commercial Finance Group (“Centennial CFG”).  For the fourth quarter of 2017, our core efficiency ratio was 37.35% which increased from the 35.97% reported for fourth quarter of 2016.

Financial Condition

Total loans receivable were $10.33 billion at December 31, 2017 compared to $7.39 billion at December 31, 2016.  Total deposits were $10.39 billion at December 31, 2017 compared to $6.94 billion at December 31, 2016.  Total assets were $14.45 billion at December 31, 2017 compared to $9.81 billion at December 31, 2016.

During 2017, the Company acquired $2.82 billion of loans, net of purchase accounting discounts. As of December 31, 2017, the Company produced approximately $125.2 million of organic loan growth since December 31, 2016.  Centennial CFG produced $295.5 million of net organic loan growth during 2017 while the legacy and Stonegate footprints experienced significant net payoffs during 2017, resulting in a decline of $153.9 million and $16.5 million, respectively.

From September 30, 2017 to December 31, 2017, the Company experienced organic loan growth of approximately $45.0 million.  During the fourth quarter of 2017, Centennial CFG produced $181.8 million of organic loan growth, while the legacy and Stonegate footprints experienced significant net payoffs resulting in a decline of $113.2 million and $23.6 million, respectively.  Centennial CFG had loans of $1.40 billion at December 31, 2017.

Non-performing loans at December 31, 2017 were $15.5 million, $28.2 million, $929,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $44.7 million.  Non-performing loans as a percent of total loans were 0.43% as of December 31, 2017 compared to 0.85% as of December 31, 2016.  Non-performing assets at December 31, 2017 were $25.6 million, $36.4 million, $1.6 million and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $63.6 million.  Non-performing assets as a percent of total assets were 0.44% as of December 31, 2017 compared to 0.81% as of December 31, 2016.

The Company’s allowance for loan losses was $110.3 million at December 31, 2017, or 1.07% of total loans, compared to $80.0 million, or 1.08% of total loans, at December 31, 2016.  These changes are primarily the result of the $32.9 million storm-related provision for loan loss recorded during the third quarter of 2017 offset by acquiring $2.82 billion of loans during 2017 which do not have an associated allowance for loan losses as a result of purchase accounting.  As of December 31, 2017 and 2016, the Company’s allowance for loan losses was 247% and 127% of its total non-performing loans, respectively.

Stockholders’ equity was $2.20 billion at December 31, 2017 compared to $1.33 billion at December 31, 2016, an increase of $876.8 million.  The increase in stockholders’ equity is primarily associated with the $77.5 million and $742.3 million of common stock issued to the Giant Holdings, Inc. (“GHI”) and Stonegate shareholders, respectively, plus the $74.7 million increase in retained earnings offset by $3.8 million of comprehensive loss and the repurchase of $20.8 million of our common stock during 2017.  Book value per common share was $12.70 at December 31, 2017 compared to $9.45 at December 31, 2016 for an annualized increase of 34.4%.

Branches

During the fourth quarter of 2017, the Company closed a branch location in Daphne, Alabama and a branch location in Naples, Florida.  The Company currently has 76 branches in Arkansas, 89 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 18, 2018.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10115147.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10115147, which will be available until January 28, 2018 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures, including earnings excluding non-fundamental items, return on average assets excluding intangible amortization, return on average assets excluding non-fundamental items, return on average common equity excluding intangible amortization, core efficiency ratio, non-GAAP net interest margin, tangible book value per common share, and the tangible common equity to tangible assets ratio, to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-fundamental items or non-recurring transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following: the effects of future local, regional, national and international economic conditions, including inflation or a decrease in commercial real estate and residential housing values; changes in the level of nonperforming assets and charge-offs, and credit risk generally; the risks of changes in interest rates or the level and composition of deposits, loan demand and the values of loan collateral, securities and interest-sensitive assets and liabilities; the effect of any mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including our ability to successfully integrate any businesses that we acquire; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; the possibility that an acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the reaction to a proposed acquisition transaction of the respective companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the ability to enter into and/or close additional acquisitions; the availability of and access to capital on terms acceptable to us; increased regulatory requirements and supervision that will apply as a result of our exceeding $10 billion in total assets; legislation and regulation affecting the financial services industry as a whole, and the Company and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act; governmental monetary and fiscal policies, as well as legislative and regulatory changes, including as a result of initiatives of the newly elected administration of President Donald J. Trump; the effects of terrorism and efforts to combat it; political instability; the ability to keep pace with technological changes, including changes regarding cybersecurity;       an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our bank subsidiary or our customers; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering banking products and services by mail, telephone and the Internet; the effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; higher defaults on our loan portfolio than we expect; and the failure of assumptions underlying the establishment of our allowance for loan losses or changes in our estimate of the adequacy of the allowance for loan losses.  Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2017	2017	2017	2017	2016

ASSETS

Cash and due from banks	$166,915	$197,953	$147,041	$163,662	$123,758
Interest-bearing deposits with other banks	469,018	354,367	313,447	253,427	92,891
Cash and cash equivalents	635,933	552,320	460,488	417,089	216,649
Federal funds sold	24,109	4,545	-	1,700	1,550
Investment securities - available-for-sale	1,663,517	1,575,685	1,400,431	1,250,590	1,072,920
Investment securities - held-to-maturity	224,756	234,945	254,161	276,599	284,176
Loans receivable	10,331,188	10,286,193	7,834,475	7,849,645	7,387,699
Allowance for loan losses	(110,266)	(111,620)	(80,138)	(80,311)	(80,002)
Loans receivable, net	10,220,922	10,174,573	7,754,337	7,769,334	7,307,697
Bank premises and equipment, net	237,439	239,990	207,071	212,813	205,301
Foreclosed assets held for sale	18,867	21,701	18,789	17,315	15,951
Cash value of life insurance	146,866	146,158	97,684	97,223	86,491
Accrued interest receivable	45,708	41,071	32,445	32,413	30,838
Deferred tax asset, net	76,564	121,787	68,368	67,063	61,298
Goodwill	927,949	929,129	420,941	420,941	377,983
Core deposit and other intangibles	49,351	50,982	21,019	21,885	18,311
Other assets	177,779	163,081	136,494	132,503	129,300
Total assets	$14,449,760	$14,255,967	$10,872,228	$10,717,468	$9,808,465

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,385,252	$2,555,465	$1,957,677	$1,862,996	$1,695,184
Savings and interest-bearing transaction accounts	6,476,819	6,341,883	4,335,456	4,274,194	3,963,241
Time deposits	1,526,431	1,551,422	1,474,255	1,430,017	1,284,002
Total deposits	10,388,502	10,448,770	7,767,388	7,567,207	6,942,427
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	147,789	149,531	133,741	123,793	121,290
FHLB and other borrowed funds	1,299,188	1,044,333	1,099,478	1,455,040	1,305,198
Accrued interest payable and other liabilities	41,959	38,782	37,751	69,125	51,234
Subordinated debentures	368,031	367,835	357,838	60,735	60,826
Total liabilities	12,245,469	12,049,251	9,396,196	9,275,900	8,480,975

Stockholders' equity
Common stock	1,736	1,737	1,431	1,434	1,405
Capital surplus	1,675,318	1,674,642	940,821	948,982	869,737
Retained earnings	530,658	526,448	527,338	490,142	455,948
Accumulated other comprehensive (loss) income	(3,421)	3,889	6,442	1,010	400
Total stockholders' equity	2,204,291	2,206,716	1,476,032	1,441,568	1,327,490
Total liabilities and stockholders' equity	$14,449,760	$14,255,967	$10,872,228	$10,717,468	$9,808,465

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2017	2017	2017	2017	2016	2017	2016

Interest income
Loans	$147,426	$113,269	$112,732	$105,762	$103,113	$479,189	$403,394
Investment securities
Taxable	7,793	7,071	6,434	5,478	5,068	26,776	21,246
Tax-exempt	3,025	3,032	2,966	2,944	3,059	11,967	11,417
Deposits - other banks	736	538	727	308	146	2,309	471
Federal funds sold	1	3	4	2	2	10	9

Total interest income	158,981	123,913	122,863	114,494	111,388	520,251	436,537

Interest expense
Interest on deposits	12,946	8,535	6,810	5,486	4,398	33,777	15,926
Federal funds purchased	1	-	-	-	-	1	2
FHLB borrowed funds	3,806	3,408	3,710	3,589	3,201	14,513	12,484
Securities sold under agreements to repurchase	325	232	196	165	153	918	574
Subordinated debentures	4,934	4,969	4,795	439	429	15,137	1,593

Total interest expense	22,012	17,144	15,511	9,679	8,181	64,346	30,579

Net interest income	136,969	106,769	107,352	104,815	103,207	455,905	405,958
Provision for loan losses	4,926	35,023	387	3,914	1,703	44,250	18,608
Net interest income after
provision for loan losses	132,043	71,746	106,965	100,901	101,504	411,655	387,350

Non-interest income
Service charges on deposit accounts	6,566	6,408	5,966	5,982	6,442	24,922	25,049
Other service charges and fees	10,144	8,490	8,576	8,917	7,611	36,127	30,200
Trust fees	548	365	309	456	329	1,678	1,457
Mortgage lending income	3,573	3,172	3,750	2,791	4,123	13,286	14,399
Insurance commissions	466	472	465	545	488	1,948	2,296
Increase in cash value of life insurance	738	478	463	310	320	1,989	1,412
Dividends from FHLB, FRB, Bankers' Bank & other	1,030	834	472	1,149	944	3,485	3,091
Gain on acquisitions	-	-	-	3,807	-	3,807	-
Gain (loss) on SBA loans	-	163	387	188	645	738	1,088
Gain (loss) on branches, equipment and other assets, net	2	(1,337)	431	(56)	(1)	(960)	700
Gain (loss) on OREO, net	176	335	393	121	159	1,025	(554)
Gain (loss) on securities, net	1,193	136	380	423	644	2,132	669
FDIC indemnification accretion/(amortization), net	-	-	-	-	-	-	(772)
Other income	2,856	1,941	2,825	1,837	2,124	9,459	8,016

Total non-interest income	27,292	21,457	24,417	26,470	23,828	99,636	87,051

Non-interest expense
Salaries and employee benefits	35,404	28,510	28,034	27,421	26,944	119,369	101,962
Occupancy and equipment	9,009	7,887	7,034	6,681	6,281	30,611	26,129
Data processing expense	3,559	2,853	2,863	2,723	2,278	11,998	10,499
Other operating expenses	15,246	31,596	13,072	18,316	11,991	78,230	53,165

Total non-interest expense	63,218	70,846	51,003	55,141	47,494	240,208	191,755

Income before income taxes	96,117	22,357	80,379	72,230	77,838	271,083	282,646
Income tax expense	72,808	7,536	30,282	25,374	29,248	136,000	105,500
Net income	$23,309	$14,821	$50,097	$46,856	$48,590	$135,083	$177,146

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars and shares in thousands, except per share data)	2017	2017	2017	2017	2016	2017	2016

PER SHARE DATA

Diluted earnings per common share	$0.13	$0.10	$0.35	$0.33	$0.35	$0.89	$1.26
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	0.35	0.32	0.35	0.33	0.33	1.35	1.26
Basic earnings per common share	0.13	0.10	0.35	0.33	0.35	0.90	1.26
Dividends per share - common	0.1100	0.1100	0.0900	0.0900	0.0900	0.4000	0.3425
Book value per common share	12.70	12.71	10.32	10.05	9.45	12.70	9.45
Tangible book value per common share (non-GAAP)(1)	7.07	7.06	7.23	6.96	6.63	7.07	6.63

STOCK INFORMATION

Average common shares outstanding	173,641	144,238	143,282	141,785	140,465	150,806	140,418
Average diluted shares outstanding	174,349	144,987	144,116	142,492	140,781	151,528	140,713
End of period common shares outstanding	173,633	173,666	143,071	143,442	140,472	173,633	140,472

ANNUALIZED PERFORMANCE METRICS

Return on average assets	0.66%	0.54%	1.86%	1.86%	1.98%	1.17%	1.85%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	1.69%	1.70%	1.88%	1.88%	1.88%	1.78%	1.85%
Return on average assets excluding intangible amortization (non-GAAP)(1)	0.73%	0.59%	1.96%	1.96%	2.08%	1.26%	1.95%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (Core ROA) (non-GAAP)(1)	3.10%	2.94%	3.19%	3.31%	3.23%	3.13%	3.32%
Return on average common equity	4.17%	3.88%	13.83%	13.85%	14.79%	8.23%	14.08%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	7.78%	5.80%	20.09%	20.08%	21.45%	12.92%	20.82%
Efficiency ratio	37.05%	53.77%	37.48%	40.76%	36.19%	41.89%	37.65%
Core efficiency ratio (non-GAAP)(1)	37.35%	39.12%	37.29%	36.96%	35.97%	37.66%	36.55%
Net interest margin - FTE	4.47%	4.40%	4.50%	4.70%	4.75%	4.51%	4.81%
Fully taxable equivalent adjustment	$1,983	$1,846	$2,016	$2,011	$2,108	$7,856	$7,924
Total revenue	186,273	145,370	147,280	140,964	135,216	619,887	523,588

OTHER OPERATING EXPENSES

Advertising	$898	$795	$812	$698	$910	$3,203	$3,332
Merger and acquisition expenses	-	18,227	789	6,727	433	25,743	433
FDIC loss share buy-out expense	-	-	-	-	-	-	3,849
Amortization of intangibles	1,631	906	866	804	762	4,207	3,132
Electronic banking expense	1,777	1,712	1,654	1,519	1,621	6,662	5,742
Directors' fees	313	309	324	313	294	1,259	1,150
Due from bank service charges	254	472	456	420	393	1,602	1,354
FDIC and state assessment	1,476	1,293	1,182	1,288	1,097	5,239	5,491
Insurance	814	577	543	578	563	2,512	2,193
Legal and accounting	1,194	698	474	627	442	2,993	2,206
Other professional fees	1,537	1,436	1,233	1,153	943	5,359	4,049
Operating supplies	602	432	477	467	466	1,978	1,758
Postage	323	280	295	286	269	1,184	1,084
Telephone	347	305	398	324	360	1,374	1,751
Other expense	4,080	4,154	3,569	3,112	3,438	14,915	15,641

Total other operating expenses	$15,246	$31,596	$13,072	$18,316	$11,991	$78,230	$53,165

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2017	2017	2017	2017	2016

BALANCE SHEET RATIOS

Total loans to total deposits	99.45%	98.44%	100.86%	103.73%	106.41%
Common equity to assets	15.25%	15.48%	13.58%	13.45%	13.53%
Tangible common equity to tangible assets (non-GAAP)(1)	9.11%	9.24%	9.91%	9.72%	9.89%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,600,117	$4,532,402	$3,368,663	$3,462,773	$3,153,121
Construction/land development	1,700,491	1,648,923	1,315,309	1,217,519	1,135,843
Agricultural	82,229	88,295	78,260	79,940	77,736
Residential real estate loans
Residential 1-4 family	1,970,311	1,968,688	1,513,888	1,493,133	1,356,136
Multifamily residential	441,303	497,910	398,781	404,815	340,926
Total real estate	8,794,451	8,736,218	6,674,901	6,658,180	6,063,762
Consumer	46,148	51,515	38,424	41,893	41,745
Commercial and industrial	1,297,397	1,296,485	994,827	1,013,403	1,123,213
Agricultural	49,815	57,489	69,697	69,307	74,673
Other	143,377	144,486	56,626	66,862	84,306
Loans receivable	$10,331,188	$10,286,193	$7,834,475	$7,849,645	$7,387,699

Discount for credit losses on purchased loans	$146,557	$158,001	$95,627	$104,464	$100,148
Purchased loans, net of discount for credit losses on purchased loans	3,464,990	3,653,079	1,355,922	1,375,210	1,125,599

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$111,620	$80,138	$80,311	$80,002	$76,370
Loans charged off	6,936	4,424	1,405	4,706	4,836
Recoveries of loans previously charged off	656	883	845	1,101	6,765
Net loans (recovered)/charged off	6,280	3,541	560	3,605	(1,929)
Provision for loan losses	4,926	35,023	387	3,914	1,703
Balance, end of period	$110,266	$111,620	$80,138	$80,311	$80,002
	-	-	-	-	-
Net (recoveries) charge-offs to average total loans	0.24%	0.18%	0.03%	0.19%	-0.11%
Allowance for loan losses to total loans	1.07%	1.09%	1.02%	1.02%	1.08%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$34,032	$34,794	$32,426	$43,810	$47,182
Loans past due 90 days or more	10,665	29,183	14,442	15,388	15,942
Total non-performing loans	44,697	63,977	46,868	59,198	63,124
Other non-performing assets
Foreclosed assets held for sale, net	18,867	21,701	18,789	17,315	15,951
Other non-performing assets	3	3	3	3	3
Total other non-performing assets	18,870	21,704	18,792	17,318	15,954
Total non-performing assets	$63,567	$85,681	$65,660	$76,516	$79,078

Allowance for loan losses for loans to non-performing loans	246.70%	174.47%	170.99%	135.67%	126.74%
Non-performing loans to total loans	0.43%	0.62%	0.60%	0.75%	0.85%
Non-performing assets to total assets	0.44%	0.60%	0.60%	0.71%	0.81%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2017			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$225,889	$736	1.29%	$180,368	$538	1.18%
Federal funds sold	21,580	1	0.02%	878	3	1.36%
Investment securities - taxable	1,504,433	7,793	2.06%	1,326,117	7,071	2.12%
Investment securities - non-taxable - FTE	352,690	4,905	5.52%	348,920	4,908	5.58%
Loans receivable - FTE	10,234,713	147,529	5.72%	7,938,716	113,239	5.66%
Total interest-earning assets	12,339,305	160,964	5.18%	9,794,999	125,759	5.09%
Non-earning assets	1,774,631			1,058,560
Total assets	$14,113,936			$10,853,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,329,858	$9,732	0.61%	$4,512,785	$5,755	0.51%
Time deposits	1,532,201	3,214	0.83%	1,444,662	2,780	0.76%
Total interest-bearing deposits	7,862,059	12,946	0.65%	5,957,447	8,535	0.57%
Federal funds purchased	304	1	1.31%	-	-	0.00%
Securities sold under agreement to repurchase	149,849	325	0.86%	135,855	232	0.68%
FHLB borrowed funds	1,005,989	3,806	1.50%	920,754	3,408	1.47%
Subordinated debentures	367,935	4,934	5.32%	358,347	4,969	5.50%
Total interest-bearing liabilities	9,386,136	22,012	0.93%	7,372,403	17,144	0.92%
Non-interest bearing liabilities
Non-interest bearing deposits	2,473,853			1,924,933
Other liabilities	35,398			42,394
Total liabilities	11,895,387			9,339,730
Shareholders' equity	2,218,549			1,513,829
Total liabilities and shareholders' equity	$14,113,936			$10,853,559
Net interest spread			4.25%			4.17%
Net interest income and margin - FTE		$138,952	4.47%		$108,615	4.40%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$220,231	$2,309	1.05%	$117,022	$471	0.40%
Federal funds sold	6,308	10	0.16%	1,764	9	0.51%
Investment securities - taxable	1,300,384	26,776	2.06%	1,161,428	21,246	1.83%
Investment securities - non-taxable - FTE	348,865	19,411	5.56%	337,318	18,598	5.51%
Loans receivable - FTE	8,403,154	479,601	5.71%	6,986,759	404,137	5.78%
Total interest-earning assets	10,278,942	528,107	5.14%	8,604,291	444,461	5.17%
Non-earning assets	1,220,163			964,562
Total assets	$11,499,105			$9,568,853

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,823,626	$23,176	0.48%	$3,717,880	$8,978	0.24%
Time deposits	1,444,828	10,601	0.73%	1,362,680	6,948	0.51%
Total interest-bearing deposits	6,268,454	33,777	0.54%	5,080,560	15,926	0.31%
Federal funds purchased	77	1	1.30%	255	2	0.78%
Securities sold under agreement to repurchase	134,689	918	0.68%	120,576	574	0.48%
FHLB borrowed funds	1,117,817	14,513	1.30%	1,376,364	12,484	0.91%
Subordinated debentures	285,733	15,137	5.30%	60,826	1,593	2.62%
Total interest-bearing liabilities	7,806,770	64,346	0.82%	6,638,581	30,579	0.46%
Non-interest bearing liabilities
Non-interest bearing deposits	2,005,632			1,619,128
Other liabilities	45,425			53,218
Total liabilities	9,857,827			8,310,927
Shareholders' equity	1,641,278			1,257,926
Total liabilities and shareholders' equity	$11,499,105			$9,568,853
Net interest spread			4.32%			4.71%
Net interest income and margin - FTE		$463,761	4.51%		$413,882	4.81%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2017	2017	2017	2017	2016	2017	2016

EARNINGS EXCLUDING NON-FUNDAMENTAL ITEMS

GAAP net income available to common shareholders (A)	$23,309	$14,821	$50,097	$46,856	$48,590	$135,083	$177,146
Non-fundamental items
Gain on acquisitions	-	-	-	(3,807)	-	(3,807)	-
Merger and acquisition expenses	-	18,227	789	6,727	433	25,743	433
FDIC loss share buy-out expense	-	-	-	-	-	-	3,849
Reduced provision for loan losses as a result of a significant loan recovery	-	-	-	-	(4,457)	-	(4,457)
Hurricane expenses(2)	-	33,445	-	-	-	33,445	-
Effect of tax rate change	36,935	-	-	-	-	36,935	-
Total non-fundamental items	36,935	51,672	789	2,920	(4,024)	92,316	(175)
Tax-effect of non-fundamental items(3)	-	20,045	199	2,382	(1,578)	22,626	(69)
Non-fundamental items after-tax (B)	36,935	31,627	590	538	(2,446)	69,690	(106)
Earnings excluding non-fundamental items (C)	$60,244	$46,448	$50,687	$47,394	$46,144	$204,773	$177,040

Average diluted shares outstanding (D)	174,349	144,987	144,116	142,492	140,781	151,528	140,713

GAAP diluted earnings per share: A/D	$0.13	$0.10	$0.35	$0.33	$0.35	$0.89	$1.26
Non-fundamental items after-tax: B/D	0.22	0.22	-	-	(0.02)	0.46	-
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change: C/D	$0.35	$0.32	$0.35	$0.33	$0.33	$1.35	$1.26

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/H	0.66%	0.54%	1.86%	1.86%	1.98%	1.17%	1.85%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change: (A+F)/H	1.69%	1.70%	1.88%	1.88%	1.88%	1.78%	1.85%
Return on average assets excluding intangible amortization: (A+C)/(H-I)	0.73%	0.59%	1.96%	1.96%	2.08%	1.26%	1.95%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (Core ROA): (A+B+D+E+G)/(H-I)	3.10%	2.94%	3.19%	3.31%	3.23%	3.13%	3.32%

GAAP net income available to common shareholders (A)	$23,309	$14,821	$50,097	$46,856	$48,590	$135,083	$177,146
Amortization of intangibles (B)	1,631	906	866	804	762	4,207	3,132
Amortization of intangibles after-tax (C)	991	551	526	489	463	2,557	1,903
Provision for loan losses excluding hurricane provision (D)	4,926	2,134	387	3,914	1,703	11,361	18,608
Total non-fundamental items (E)	36,935	51,672	789	2,920	(4,024)	92,316	(175)
Non-fundamental items after-tax (F)	36,935	31,627	590	538	(2,446)	69,690	(106)
Income tax expense excluding effect of tax rate change (G)	35,873	7,536	30,282	25,374	29,248	99,065	105,500
Average assets (H)	14,113,936	10,853,559	10,793,770	10,198,844	9,777,148	11,499,105	9,568,853
Average goodwill, core deposits & other intangible assets (I)	979,209	462,799	442,380	415,699	396,662	576,258	397,809

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	4.17%	3.88%	13.83%	13.85%	14.79%	8.23%	14.08%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	7.78%	5.80%	20.09%	20.08%	21.45%	12.92%	20.82%

GAAP net income available to common shareholders (A)	$23,309	$14,821	$50,097	$46,856	$48,590	$135,083	$177,146
Amortization of intangibles after-tax (B)	991	551	526	489	463	2,557	1,903
Average common equity (C)	2,218,549	1,513,829	1,453,099	1,371,730	1,306,571	1,641,278	1,257,926
Average goodwill, core deposits & other intangible assets (D)	979,209	462,799	442,380	415,699	396,662	576,258	397,809

(2) Hurricane expenses includes $32,889 of provision for loan losses and $556 of damage expense related to Hurricane Irma.
(3) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2017	2017	2017	2017	2016	2017	2016

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	37.05%	53.77%	37.48%	40.76%	36.19%	41.89%	37.65%
Core efficiency ratio: ((C-E-G)/(A+B+D-F))	37.35%	39.12%	37.29%	36.96%	35.97%	37.66%	36.55%

Net interest income (A)	$136,969	$106,769	$107,352	$104,815	$103,207	$455,905	$405,958
Non-interest income (B)	27,292	21,457	24,417	26,470	23,828	99,636	87,051
Non-interest expense (C)	63,218	70,846	51,003	55,141	47,494	240,208	191,755
Fully taxable equivalent adjustment (D)	1,983	1,846	2,016	2,011	2,108	7,856	7,924
Amortization of intangibles (E)	1,631	906	866	804	762	4,207	3,132

Non-core items:
Non-interest income:
Gain on acquisition	$-	$-	$-	$3,807	$-	$3,807	$-
Gain (loss) on OREO	176	335	393	121	159	1,025	(554)
Gain (loss) on SBA loans	-	163	387	188	645	738	1,088
Gain (loss) on branches, equipment and other assets, net	2	(1,337)	431	(56)	(1)	(960)	700
Gain (loss) on securities	1,193	136	380	423	644	2,132	669
Recoveries on historic losses	-	-	-	-	-	-	925
Total non-core non-interest income (F)	$1,371	$(703)	$1,591	$4,483	$1,447	$6,742	$2,828

Non-interest expense:
Merger Expenses	$-	$18,227	$789	$6,727	$433	$25,743	$433
FDIC loss share buy-out	-	-	-	-	-	-	3,849
Hurricane damage expense	-	556	-	-	-	556	-
Vacant properties write-downs	-	-	47	-	369	47	2,283
Total non-core non-interest expense (G)	$-	$18,783	$836	$6,727	$802	$26,346	$6,565

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.47%	4.40%	4.50%	4.70%	4.75%	4.51%	4.81%
Net interest margin (non-GAAP): B/D	4.01%	4.07%	4.11%	4.32%	4.31%	4.12%	4.26%

Net interest income - FTE (A)	$138,952	$108,615	$109,368	$106,826	$105,315	$463,761	$413,882
Total purchase accounting accretion	12,397	7,174	8,497	7,652	8,659	35,720	42,343
Net interest income - FTE (non-GAAP) (B)	$126,555	$101,441	$100,871	$99,174	$96,656	$428,041	$371,539

Average interest-earning assets (C)	$12,339,305	$9,794,999	$9,737,949	$9,214,498	$8,824,468	$10,278,942	$8,604,291
Average purchase accounting loan discounts	178,027	97,978	104,384	102,906	104,783	120,160	127,210
Average interest-earning assets (non-GAAP) (D)	$12,517,332	$9,892,977	$9,842,333	$9,317,404	$8,929,251	$10,399,102	$8,731,501

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2017	2017	2017	2017	2016

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$12.70	$12.71	$10.32	$10.05	$9.45
Tangible book value per common share: (A-C-D)/B	7.07	7.06	7.23	6.96	6.63

Total stockholders' equity (A)	$2,204,291	$2,206,716	$1,476,032	$1,441,568	$1,327,490
End of period common shares outstanding (B)	173,633	173,666	143,071	143,442	140,472
Goodwill (C)	$927,949	$929,129	$420,941	$420,941	$377,983
Core deposit and other intangibles (D)	49,351	50,982	21,019	21,885	18,311

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	15.25%	15.48%	13.58%	13.45%	13.53%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.11%	9.24%	9.91%	9.72%	9.89%
	-	-	-	-	-
Total assets (A)	$14,449,760	$14,255,967	$10,872,228	$10,717,468	$9,808,465
Total stockholders' equity (B)	2,204,291	2,206,716	1,476,032	1,441,568	1,327,490
Goodwill (C)	927,949	929,129	420,941	420,941	377,983
Core deposit and other intangibles (D)	49,351	50,982	21,019	21,885	18,311

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929